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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        SALOMON SMITH BARNEY HOLDINGS INC.                                  TARGETS TRUST VI
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)         (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                   NEW YORK                                                     DELAWARE
           (STATE OF INCORPORATION                                     (STATE OF INCORPORATION
              OR ORGANIZATION)                                           OR ORGANIZATION)


                11-2418067                                                      13-7180832
       (I.R.S. EMPLOYER IDENTIFICATION NO.)                       (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          388 GREENWICH STREET
                           NEW YORK, NEW YORK                           10013
                     (ADDRESS OF PRINCIPAL EXECUTIVE                 (ZIP CODE)
                                OFFICES)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective with the effectiveness of a concurrent registration pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement to which this form relates:   333-32792
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


        TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE IN WHICH
         TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED

Targeted Growth Enhanced Terms Securities            American Stock Exchange
("TARGETS(SM)") With Respect to the Common
Stock of Oracle Corporation



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)





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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 9, 10 through 13 and 21 through 36, respectively, of the registrants' Prospectus, Subject to Completion, dated April 19, 2000 (Registration No. 333-32792), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

         99 (A). Prospectus, Subject to Completion, dated April 19, 2000, incorporated by reference to the registrants' filing with the Securities and Exchange Commission on April 19, 2000 of Amendment No. 1 to Registration Statement No. 333-32792 on Form S-3 (the "Registration Statement").

         99 (B). Certificate of Trust of TARGETS Trust VI, incorporated by reference to Exhibit 4(e) to the registration statement on Form S-3 of the Company and the Trust filed with the Securities and Exchange Commission on February 3, 1999 (No. 333-71667).

         99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust VI, incorporated by reference to Exhibit 4(m) to the Registration Statement.

         99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

         99 (E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

         99 (F). Form of TARGETS (included in Exhibit 99(C)).

         99 (G). Form of Forward Contract (included in Exhibit 99(E)).

         Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Salomon Smith Barney Holdings Inc.
                                   (Registrant)

Date:    May 22, 2000              By:   /s/ Mark I. Kleinman
                                      -----------------------
                                        Name:   Mark I. Kleinman
                                        Title:  Executive Vice President and
                                                     Treasurer
                                   TARGETS Trust VI
                                   (Registrant)



Date:    May 22, 2000              By:   /s/ Mark I. Kleinman
                                      -----------------------
                                        Name:       Mark I. Kleinman
                                        Title:      Regular Trustee



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                                INDEX TO EXHIBITS

EXHIBIT NO.                                                  EXHIBIT

  99(A). Prospectus, Subject to Completion, dated April 19, 2000, incorporated by reference to the registrants' filing of Amendment No. 1 to the Registration Statement.

  99(B). Certificate of Trust of TARGETS Trust VI, incorporated by reference to Exhibit 4(e) to the registration statement on Form S-3 of the Company and the Trust filed with the Securities and Exchange Commission on February 3, 1999 (No. 333-71667).

  99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust VI, incorporated by reference to Exhibit 4(m) to the Registration Statement.

  99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

  99(E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to
                    Exhibit 4(o) to the Registration Statement.

  99(F).            Form of TARGETS (included in Exhibit 99(C)).

  99(G).            Form of Forward Contract (included in Exhibit 99 (E)).



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